Exhibit 10.1

DEPOMED, INC.

WAIVER AND RELEASE AGREEMENT

In connection with my retirement, Depomed, Inc. has offered to pay me certain benefits (the “Benefits”) as described herein, which were offered to me in exchange for my agreement, among other things, to waive all of my claims against and release Depomed, Inc. and its predecessors, successors and assigns (collectively referred to as the “Company”), all of the affiliates (including parents and subsidiaries) of the Company (collectively referred to as the “Affiliates”) and the Company’s and Affiliates’ directors and officers, employees and agents, insurers, employee benefit plans and the fiduciaries and agents of said plans (collectively, with the Company and Affiliates, referred to as the “Corporate Group”) from any and all claims, demands, actions, liabilities and damages arising out of or relating in any way to my employment with or separation from the Company or the Affiliates; provided, however, that this Waiver and Release shall not apply to (1) any existing right I have to indemnification, contribution and a defense, (2) any directors and officers and general liability insurance coverage, (3) any rights I may have as a shareholder of the Company, (4) any rights I have to the Benefits, (5) rights to vested benefits under the Company’s benefit plans and (6) any rights which cannot be waived or released as a matter of law.

I understand that signing this Waiver and Release is an important legal act. I acknowledge that the Company has advised me in writing to consult an attorney before signing this Waiver and Release and has given me at least twenty-one (21) calendar days from the day I received a copy of this Waiver and Release to sign it.

I understand and agree that my employment with Depomed, Inc. will terminate on July 31, 2017 or such earlier date as mutually agreed between me and the Company (such date the “Separation Date”), but that I will remain a full-time employee of Depomed, Inc. until the Separation Date. I agree that on the Separation Date my employment with the Company will cease and I will no longer hold any positions as an employee, officer or director of the Company or any Affiliate.

In consideration for (i) executing and not revoking this Agreement, (ii) on the Separation Date, executing and not revoking the Supplemental Release attached hereto as Exhibit A, and (iii) complying with this Agreement and the Supplemental Release, the Company will provide me with the following Benefits:

(i)        A lump sum cash payment equal to my current annual base salary, or $372,300 (less applicable taxes and withholdings), payable on the first regular payroll date of the Company in January 2018,

(ii)       a lump sum cash payment equal to a pro-rata portion (seven-twelfths (7/12)) of the annual bonus I would have earned for 2017 based on actual performance of the Company (i.e., based on the Company’s achievement of its corporate objectives as determined by the Company’s Board of Directors) over the entire year (less applicable taxes and withholdings), payable in 2018 at the same time annual bonuses are paid to executives generally,

(iii)      payment by the Company of the full cost of the health insurance benefits provided to me and my spouse and dependents, as applicable, immediately prior to the Separation Date pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or other applicable law through the earlier of the end of the twelve (12) month period following the Separation Date or the date upon which I am no longer eligible for such COBRA or other benefits under applicable law.

Notwithstanding the foregoing, in the event the Company concludes in its reasonable judgment that the provision of subsidized COBRA benefits to me is likely to cause the Company to become subject to excise tax as a result of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, the Company will pay me a monthly amount in cash equal to the amount of the COBRA subsidy during the period the Company is obligated to provide subsidized COBRA benefits to me.

In addition, commencing August 2, 2017 and ending on December 31, 2017 (the “Consulting Period”), I will provide consulting services only with respect to business development matters under the direction of Arthur Higgins, at such times and at such location(s) as mutually agreeable to me and the Company. The Company acknowledges that I will be entitled to accept any other employment and/or consulting work and pursue other activities during the Consulting Period, so long as such employment and other work activities do not breach this Agreement or any other agreement between me and the Company.  I will provide these consulting services as an independent contractor and not as an employee of the Company, and the scope of my work will be by mutual agreement. I will make myself reasonably available by phone and electronic mail, to provide consulting services. No in-person meetings are required during the Consulting Period.  My schedule, including specific work hours and sites, attendance at meetings and travel are to be determined by mutual agreement of Arthur Higgins and myself. The parties further agree that the Company will reimburse me for all reasonable, pre-approved business expenses incurred by me in performing consulting services pursuant to this Agreement, including reasonable travel expenses.

As remuneration for the consulting services to be provided during the Consulting Period, contingent upon me (i) executing and not revoking this Agreement, (ii) on the Separation Date, executing and not revoking the Supplemental Release attached hereto as Exhibit A, and (iii) complying with this Agreement and the Supplemental Release, the Company will provide me with the following:

(1)       within eight (8) calendar days of the start of the Consulting Period, a lump sum cash consulting fee of $100,000;

(2)       continued vesting of my currently outstanding restricted stock unit awards through December 1, 2017 (with all other currently unvested restricted stock units not scheduled to vest prior to December 1, 2017 cancelled and terminated as of the Separation Date); and

(3)       commencing on the Separation Date and continuing through the end of the Consulting Period, payment of a monthly cash consulting fee of $31,000.00 per month, payable in arrears (for an aggregate consulting fee of $155,000 for the Consulting Period).

By signing below, I acknowledge and agree that I am not entitled to any payments or benefits pursuant to my management continuity agreement with Depomed, Inc., effective as of February 12, 2016 (the “Management Continuity Agreement”), in connection with the termination of my employment with the Company, and that payment of the Benefits described above shall be the sole severance compensation I will receive in connection with such termination of employment. Except as set forth above regarding certain restricted stock units, I understand that all equity awards I hold will cease vesting and remain exercisable following the Separation Date as contemplated the applicable Company equity incentive plan.

In exchange for the payment to me of Benefits, I (1) agree not to sue in any local, state and/or federal court regarding or relating in any way to my employment with or separation from the Company or the Affiliates, (2) knowingly and voluntarily waive all claims and release the Corporate Group from any and all claims, demands, actions, liabilities, and damages, whether known or unknown, arising out of or relating in any way to my employment with or separation from the Company or the Affiliates (including any claim for a bonus in respect of actual performance for the year of termination in the event that such bonus has not yet been paid) and (3) waive any rights that I may have under any of the Company’s involuntary severance benefit plans (including, but not limited to, the Management Continuity Agreement), except to the extent that my rights are vested under the terms of an employee benefit plan sponsored by the Company or an Affiliate and except with respect to such rights or claims as may arise after the date this Waiver and Release is executed. This Waiver and Release includes, but is not limited to, claims and causes of action under: Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Age Discrimination in Employment Act of 1967, as amended, including the Older Workers Benefit Protection Act of 1990 (“ADEA”); the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990 (“ADA”); the Energy Reorganization Act, as amended, 42 U.S.C. §§ 5851; the Workers Adjustment and Retraining Notification Act of 1988; the Sarbanes-Oxley Act of 2002; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act; the Occupational Safety and Health Act; the California Fair Employment and Housing Act, as amended; the California Labor Code; claims in connection with workers’ compensation or “whistle blower” statutes (except to the extent prohibited by law); and/or contract, tort, defamation, slander, wrongful termination or any other state or federal regulatory, statutory or common law. Further, I expressly represent that no promise or agreement which is not expressed herein has been made to me in executing this Waiver and Release, and that I am relying on my own judgment in executing this Waiver and Release, and that I am not relying on any statement or representation of the Company, any of the Affiliates or any other member of the Corporate Group or any of their agents. I agree that this Waiver and Release is valid, fair, adequate and reasonable, is entered into with my full knowledge and consent, was not procured through fraud, duress or mistake and has not had the effect of misleading, misinforming or failing to inform me.

In further exchange for the payment to me of Benefits, I agree not to make any disparaging or derogatory statements concerning the Company. The Company hereby agrees to instruct its officers and directors not to make any disparaging statements concerning you. These non-disparagement obligations shall not in any way affect my or the Company’s obligation or rights in connection with any legal proceeding. I further acknowledge and agree that I am bound by and will comply with the Employee Confidential Information and Inventions Agreement and any similar agreements that I have entered into with the Company and that I will, within seven (7) calendar days of the date of this Waiver and Release, return all Company property to the Company.

Notwithstanding the foregoing, nothing contained in this Waiver and Release is intended to prohibit or restrict me in any way from (1) bringing a lawsuit against the Company to enforce the Company’s obligations under this Agreement; (2) making any disclosure of information required by law; (3) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s legal, compliance or human resources officers; (4) testifying or participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization; or (5) filing any claims that are not permitted to be waived or released under applicable law (although my ability to recover damages or other relief is still waived and released to the extent permitted by law).  Nothing contained in this Waiver and Release is intended to waive any rights I may have related to unemployment compensation and workers’ compensation and indemnification claims under Section 2802 of the California Labor Code.

I acknowledge that I may discover facts different from or in addition to those which I now know or believe to be true and that this Waiver and Release shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof. I hereby expressly waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, and/or any analogous law of any other state. Section 1542 states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Should any of the provisions set forth in this Waiver and Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Waiver and Release. I acknowledge that this Waiver and Release sets forth the entire understanding and agreement between me and the Company or any other member of the Corporate Group concerning the subject matter of this Waiver and Release and supersede any prior or contemporaneous oral and/or written agreements or representations, if any, between me and the Company or any other member of the Corporate Group on the same subject matter. I understand that for a period of seven (7) calendar days following the date that I sign this Waiver and Release, I may revoke my acceptance of the offer, provided that my written statement of revocation is received on or before that seventh day by the Vice President, Human Resources, Depomed, Inc., 7999 Gateway Boulevard, Suite 300, Newark, California 94560, facsimile number: (510) 744-8001, in which case the Waiver and Release will not become effective.  In the event I revoke my acceptance of this offer, the Company shall have no obligation to provide me Benefits. I understand that failure to revoke my acceptance of the offer within seven (7) calendar days from the date I sign this Waiver and Release will result in this Waiver and Release being permanent and irrevocable.

I acknowledge that I have read this Waiver and Release, have had an opportunity to ask questions and have it explained to me and that I understand that this Waiver and Release will have the effect of knowingly and voluntarily waiving any action I might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin, or disability and any other claims arising prior to the date of this Waiver and Release. By execution of this document, I do not waive or release or otherwise relinquish any legal rights I may have which are attributable to or arise out of acts, omissions, or events of the Company or any other member of the Corporate Group which occur after the date of the execution of this Waiver and Release.

In exchange for the releases and other covenants set forth herein, the Company hereby, (A) agrees not to sue me in any local, state and/or federal court regarding or relating in any way to my employment with or separation from the Company or the Affiliates, and (2) knowingly and voluntarily waives all claims and releases me from any and all claims, demands, actions, liabilities, and damages, whether known or unknown, arising out of or relating in any way to my employment with or separation from the Company or the Affiliates.

Thadd Vargas	Sharon D. Larkin
Employee’s Name	Company Representative’s Signature

/s/ Thadd Vargas	/s/ Sharon D. Larkin
Employee’s Signature	Company’s Representative’s Name and Title

July 12, 2017	July 12, 2017
Employee’s Signature Date	Company’s Execution Date

DEPOMED, INC.

SUPPLEMENTAL RELEASE AGREEMENT

Depomed, Inc. has offered to pay me the Benefits (as defined in that certain Waiver and Release Agreement, dated July 12, 2017 (the “Waiver and Release Agreement”)), which were offered to me in exchange for my agreement, among other things, to waive all of my claims against and release Depomed, Inc. and its predecessors, successors and assigns (collectively referred to as the “Company”), all of the affiliates (including parents and subsidiaries) of the Company (collectively referred to as the “Affiliates”) and the Company’s and Affiliates’ directors and officers, employees and agents, insurers, employee benefit plans and the fiduciaries and agents of said plans (collectively, with the Company and Affiliates, referred to as the “Corporate Group”) from any and all claims, demands, actions, liabilities and damages arising out of or relating in any way to my employment with or separation from the Company or the Affiliates; provided, however, that this Supplemental Release shall not apply to (1) any existing right I have to indemnification, contribution and a defense, (2) any directors and officers and general liability insurance coverage, (3) any rights I may have as a shareholder of the Company, (4) any rights I have to the Benefits, (5) rights to vested benefits under the Company’s benefit plans and (6) any rights which cannot be waived or released as a matter of law.

I understand that signing this Supplemental Release is an important legal act. I acknowledge that the Company has advised me in writing to consult an attorney before signing this Supplemental Release and has given me at least twenty-one (21) calendar days from the day I received a copy of this Supplemental Release to sign it.

In exchange for the payment to me of Benefits, I (1) agree not to sue in any local, state and/or federal court regarding or relating in any way to my employment with or separation from the Company or the Affiliates, (2) knowingly and voluntarily waive all claims and release the Corporate Group from any and all claims, demands, actions, liabilities, and damages, whether known or unknown, arising out of or relating in any way to my employment with or separation from the Company or the Affiliates (including any claim for a bonus in respect of actual performance for the year of termination in the event that such bonus has not yet been paid) and (3) waive any rights that I may have under any of the Company’s involuntary severance benefit plans (including, but not limited to, the Management Continuity Agreement (as defined in the Waiver and Release Agreement)), except to the extent that my rights are vested under the terms of an employee benefit plan sponsored by the Company or an Affiliate and except with respect to such rights or claims as may arise after the date this Supplemental Release is executed. This Supplemental Release includes, but is not limited to, claims and causes of action under:  Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Age Discrimination in Employment Act of 1967, as amended, including the Older Workers Benefit Protection Act of 1990 (“ADEA”); the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990 (“ADA”); the Energy Reorganization Act, as amended, 42 U.S.C. §§ 5851; the Workers Adjustment and Retraining Notification Act of 1988; the Sarbanes-Oxley Act of 2002; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act; the Occupational Safety and Health Act; the California Fair Employment and Housing Act, as amended; the California Labor Code; claims in connection with workers’ compensation or

“whistle blower” statutes (except to the extent prohibited by law); and/or contract, tort, defamation, slander, wrongful termination or any other state or federal regulatory, statutory or common law. Further, I expressly represent that no promise or agreement which is not expressed herein has been made to me in executing this Supplemental Release, and that I am relying on my own judgment in executing this Supplemental Release, and that I am not relying on any statement or representation of the Company, any of the Affiliates or any other member of the Corporate Group or any of their agents. I agree that this Supplemental Release is valid, fair, adequate and reasonable, is entered into with my full knowledge and consent, was not procured through fraud, duress or mistake and has not had the effect of misleading, misinforming or failing to inform me.

In further exchange for the payment to me of Benefits, I agree not to make any disparaging or derogatory statements concerning the Company. The Company hereby agrees to instruct its officers and directors not to make any disparaging statements concerning you. These non-disparagement obligations shall not in any way affect my or the Company’s obligation or rights in connection with any legal proceeding. I further acknowledge and agree that I am bound by and will comply with the Employee Confidential Information and Inventions Agreement and any similar agreements that I have entered into with the Company and that I will, within seven (7) calendar days of the date of this Supplemental Release, return all Company property to the Company.

Notwithstanding the foregoing, nothing contained in this Supplemental Release is intended to prohibit or restrict me in any way from (1) bringing a lawsuit against the Company to enforce the Company’s obligations under the Waiver and Release Agreement; (2) making any disclosure of information required by law; (3) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s legal, compliance or human resources officers; (4) testifying or participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization; or (5) filing any claims that are not permitted to be waived or released under applicable law (although my ability to recover damages or other relief is still waived and released to the extent permitted by law). Nothing contained in this Supplemental Release is intended to waive any rights I may have related to unemployment compensation and workers’ compensation and indemnification claims under Section 2802 of the California Labor Code.

I acknowledge that I may discover facts different from or in addition to those which I now know or believe to be true and that this Supplemental Release shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof. I hereby expressly waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, and/or any analogous law of any other state.  Section 1542 states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY

AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Should any of the provisions set forth in this Supplemental Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Supplemental Release. I acknowledge that this Supplemental Release sets forth the entire understanding and agreement between me and the Company or any other member of the Corporate Group concerning the subject matter of this Supplemental Release and supersede any prior or contemporaneous oral and/or written agreements or representations, if any, between me and the Company or any other member of the Corporate Group on the same subject matter. I understand that for a period of seven (7) calendar days following the date that I sign this Supplemental Release, I may revoke my acceptance of the offer, provided that my written statement of revocation is received on or before that seventh day by the Vice President, Human Resources, Depomed, Inc., 7999 Gateway Boulevard, Suite 300, Newark, California 94560, facsimile number: (510) 744-8001, in which case the Supplemental Release will not become effective. In the event I revoke my acceptance of this offer, the Company shall have no obligation to provide me Benefits. I understand that failure to revoke my acceptance of the offer within seven (7) calendar days from the date I sign this Supplemental Release will result in this Supplemental Release being permanent and irrevocable.

I acknowledge that I have read this Supplemental Release, have had an opportunity to ask questions and have it explained to me and that I understand that this Supplemental Release will have the effect of knowingly and voluntarily waiving any action I might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin, or disability and any other claims arising prior to the date of this Supplemental Release. By execution of this document, I do not waive or release or otherwise relinquish any legal rights I may have which are attributable to or arise out of acts, omissions, or events of the Company or any other member of the Corporate Group which occur after the date of the execution of this Supplemental Release.

In exchange for the releases and other covenants set forth herein, the Company hereby, (A) agrees not to sue me in any local, state and/or federal court regarding or relating in any way to my employment with or separation from the Company or the Affiliates, and (2) knowingly and voluntarily waives all claims and releases me from any and all claims, demands, actions, liabilities, and damages, whether known or unknown, arising out of or relating in any way to my employment with or separation from the Company or the Affiliates.

Employee’s Name	Company Representative’s Signature

Employee’s Signature	Company’s Representative’s Name and Title

Employee’s Signature Date	Company’s Execution Date